                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                      ARGOSY GAMING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
                                     [LOGO]

                             ARGOSY GAMING COMPANY

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 18, 2000

                            ------------------------

    The Annual Meeting of Stockholders of Argosy Gaming Company ("Argosy" or the "Company") will be held at Argosy Casino, 777 N.W. Argosy Parkway, Riverside, Missouri 64150 on Tuesday, April 18, 2000, at 2:00 p.m., local time, for the following purposes:

    1. To elect two directors to hold office until the 2003 Annual Meeting of Stockholders; and

    2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items are fully discussed in the Proxy Statement accompanying this Notice. A copy of the Company's Annual Report is also enclosed.

    The close of business on February 25, 2000 has been fixed as the record date for the meeting. Only stockholders of record at that time are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

    All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, the Board of Directors of Argosy urge you to date, execute and return promptly the enclosed proxy to give voting instructions with respect to your shares of Common Stock. The return of the proxy will not affect your right to vote in person if you do attend the meeting.

                                          [LOGO]

                                          DONALD J. MALLOY

                                          SECRETARY

March 15, 2000

                             ARGOSY GAMING COMPANY

                                219 PIASA STREET
                             ALTON, ILLINOIS 62002

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Argosy Gaming Company ("Argosy" or the "Company") for use in voting at the Annual Meeting of Stockholders (the "Meeting") to be held at Argosy Casino, 777 N.W. Argosy Parkway, Riverside, Missouri 64150 on Tuesday, April 18, 2000, at 2:00 p.m. local time, and at any postponement or adjournment thereof, for the purposes set forth in the attached notice. This proxy statement, the attached notice and the enclosed proxy are being sent to stockholders on or about March 15, 2000.

    The Board of Directors does not intend to bring any matters before the Meeting except those indicated in the notice. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

    If proxies are properly dated, executed and returned, the shares they represent will be voted at the Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election of the two nominees for director set forth herein and with respect to any other matter that may properly come before the meeting, in the discretion of the persons voting the respective proxies.

    A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the meeting, by giving written notice to the Secretary of the Company prior to the Meeting, or by giving a later dated proxy.

    The solicitation of proxies from the stockholders is being made by the Board of Directors and management of the Company and the cost of solicitation, including the cost of preparing and making the Proxy Statement, the Proxy, Notice of Annual Meeting and Annual Report is being paid for by the Company.

                          RECORD DATE, REQUIRED VOTE,
                        OUTSTANDING SHARES AND HOLDINGS
                            OF CERTAIN STOCKHOLDERS

RECORD DATE AND OUTSTANDING SHARES

    At the close of business on February 25, 2000, the record date fixed for the determination of stockholders entitled to notice of and to vote at the Meeting, there were outstanding 28,345,104 shares of the Company's common stock, par value $0.01 per share, ("Common Stock"), the only class of voting securities outstanding. Only the record holders of Common Stock as of the close of business on February 25, 2000 will be entitled to vote. The presence at the Meeting, in person or by proxy, of stockholders entitled to cast a majority of the votes which all stockholders are entitled to cast will constitute a quorum. Each share of Common Stock is entitled to one vote, without cumulation, on each matter to be voted upon at the Meeting. See "Election of Directors."

    In addition, at the close of business on February 25, 2000 there were outstanding 91,440 Warrants to Purchase Common Stock ("Warrants") previously issued. The Warrants entitle the holders thereof to purchase 91,440 shares of Common Stock at an exercise price of $3.89 per share.

REQUIRED VOTE

    Only votes cast in person at the Meeting or by proxy received by the Company before commencement of the Meeting will be counted at the Meeting. The election of the nominees for director (the "Proposal") will become effective only upon the affirmative vote of shares of Common Stock representing a majority of the votes cast on the Proposal (whether for or against or abstained on such Proposal). Votes cast as abstentions will not be counted as a vote for or against the Proposal, but will nevertheless have the effect of increasing the total votes cast on the matter and thus increase the number of votes necessary to effectuate the Proposal. So called "broker non-votes" (brokers failing to vote by proxy shares of the Company's Common Stock held in nominee name for customers) will not be counted at the Meeting. The effect of such broker non-votes is to decrease the total votes cast on the matter and thus decrease the number of votes necessary to effectuate the Proposal. The executive officers and directors of the Company own shares, and exercisable rights to acquire shares, representing an aggregate of 8,173,299 shares of Common Stock or 28.1% of the outstanding shares of Common Stock (See "Security Ownership of Certain Beneficial Owners and Management"). Such officers and directors have indicated an intention to the Company to vote in favor of the Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of the close of business on February 25, 2000, certain information with respect to the beneficial ownership of Common Stock beneficially owned by (i) each director of the Company, (ii) the most highly compensated executive officers of the Company (collectively, the "named officers"), (iii) all executive officers and directors as a group and (iv) each stockholder who is known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the

"Exchange Act"), of more than 5% of the outstanding Common Stock. Each of the persons listed below has sole voting and investment power with respect to such shares, unless otherwise indicated.

                                                    COMMON STOCK           PERCENT
NAME OF BENEFICIAL OWNER                         BENEFICIALLY OWNED        OF CLASS
------------------------                         ------------------        --------
DIRECTORS AND NAMED OFFICERS:

William F. Cellini                                1,843,456(a)(b)            6.5%
  219 Piasa Street
  Alton, IL 62002

Edward F. Brennan                                    19,000                  *
  219 Piasa Street
  Alton, IL 62002

George L. Bristol                                     1,000                  *
  219 Piasa Street
  Alton, IL 62002

F. Lance Callis                                   1,498,778                  5.2
  219 Piasa Street
  Alton, IL 62002

Jimmy F. Gallagher                                1,037,778                  3.6
  219 Piasa Street
  Alton, IL 62002

William J. McEnery                                1,527,778                  5.3
  219 Piasa Street
  Alton, IL 62002

John B. Pratt, Sr.                                1,285,000(c)               4.5
  219 Piasa Street
  Alton, IL 62002

James B. Perry                                      478,666(d)(e)           1.6
  219 Piasa Street
  Alton, IL 62002

Arnold L. Block                                      14,322(d)               *
  219 Piasa Street
  Alton, IL 62002

G. Dan Marshall                                      56,153(d)               *
  219 Piasa Street
  Alton, IL 62002

Dale R. Black                                        41,824(d)               *
  219 Piasa Street
  Alton, IL 62002

Roger L. Archibald                                   61,961(d)               *
  219 Piasa Street
  Alton, IL 62002

All directors and executive officers as a         8,173,299                 28.1%
  group (16 persons)

------------------------

 * Less than 1%

(a) Includes 381,945 shares of Common Stock held in Trust for William F. Cellini, Jr., as beneficiary with an independent third party as sole trustee and 381,944 shares of Common Stock held in Trust for William F. Cellini, Jr., as beneficiary, with William F. Cellini, Jr. and William F. Cellini, father of

    William F. Cellini, Jr., as co-trustees. Mr. William F. Cellini disclaims beneficial ownership of the 381,945 shares of Common Stock held in the William F. Cellini, Jr. Trust by an independent third party as sole trustee.

(b) Includes 381,945 shares of Common Stock held in Trust for Claudia Marie Cellini, as beneficiary, with an independent third party as sole trustee and 381,944 shares of Common Stock held in Trust for Claudia Marie Cellini as beneficiary with Claudia Marie Cellini and William F. Cellini, father of Claudia Marie Cellini, as co-trustees. Mr. William F. Cellini disclaims beneficial ownership of the 381,945 shares of Common Stock held in the Claudia Marie Cellini Trust by an independent third party as sole trustee.

(c) Includes 1,100,000 shares of Common Stock held by Mr. Pratt as Trustee pursuant to a Voting Trust Agreement with Stephanie Pratt, his sister-in-law, over which Mr. Pratt exercises sole voting power.

(d) Amounts shown include 366,666 shares of Common Stock for James B. Perry, 4,166 shares of Common Stock for Arnold L. Block, 46,153 shares of Common Stock for G. Dan Marshall, 41,824 shares of Common Stock for Dale R. Black, 35,024 shares of Common Stock for Roger L. Archibald and 647,166 of Common Stock for all directors and executive officers as a group represented by stock options exercisable within 60 days of February 25, 2000.

(e) Represents 100,000 shares of restricted Common Stock issued pursuant to an Employment Agreement dated April 14, 1997 and governed by the terms of a Restricted Stock Award Certificate and Deposit Agreement.
                            ------------------------

    Section 16(b) of the Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based on the Company's review of the copies of these reports received by it, and written representations, if any, received from reporting persons with respect to such filings, the Company believes that all filings required to be made by the reporting persons for the period January 1, 1999 to December 31, 1999 were made on a timely basis.

                             ELECTION OF DIRECTORS

    The Company has a classified Board of Directors consisting of three classes. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

    At the Meeting, the stockholders will elect two directors to hold office, subject to the provisions of the Company's By-laws, until the annual meeting of stockholders in 2003 and until their successors shall have been duly elected and qualified. Unless contrary instructions are given, the shares represented by the enclosed proxy will be voted FOR the election of Messrs. Jimmy F. Gallagher and George L. Bristol, the nominees set forth below. Proxies cannot be voted for a greater number of directors than the number of nominees named. See "Record Date, Required Vote, Outstanding Shares and Holdings of Certain Stockholders."

    Messrs. Gallagher and Bristol have consented to being named in this proxy statement and to serve if elected. However, if any nominee at the time of his election is unable or unwilling to serve or is otherwise unavailable for election, and as a result another nominee is designated by the Board of Directors, the persons named in the enclosed proxy, or their substitutes, will have discretion and authority to vote or refrain from voting for such nominee in accordance with their judgment.

    Each director of the Company is currently required to be licensed to serve as a director of the Company by the applicable gaming regulatory authorities in Illinois, Missouri, Louisiana, Indiana and Iowa, and may be subject to similar requirements in other jurisdictions in which the Company may conduct business. The nominees have met these requirements in Illinois, Missouri, Louisiana, Indiana and Iowa. However, should any director be found no longer suitable by any regulatory authority having jurisdiction over the Company, that individual shall become ineligible to serve on the Board of Directors and a majority of the remaining directors may appoint a qualified replacement to serve as director for the remaining term of the disqualified director.

    The nominees for election as directors, together with certain information about them, is contained below.

                                                DIRECTOR
               NAME                    AGE       SINCE     PRESENT POSITION WITH THE COMPANY
               ----                  --------   --------   ---------------------------------
Jimmy F. Gallagher                    71         1993                 Director
George L. Bristol                     59         1995                 Director

    GEORGE L. BRISTOL has been President of GLB, Inc., a consulting firm since 1977. He has been a member of the Board of Directors of the Company since January 1995 and is a member of its Audit Committee. Mr. Bristol was the Acting Chief Executive Officer of the Company from January 13, 1997 to April 20, 1997.

    JIMMY F. GALLAGHER has been a director of the Company since February 1993 and is currently a member of its Nominating Committee and Audit Committee.
Mr. Gallagher retired from the gaming industry in March 1991. From March 1990 to March 1991, he was Supervisor of Casino Games for the Park Hotel and Casino in Las Vegas, Nevada.

                                 RECOMMENDATION

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF

       EACH OF ITS NOMINEES TO SERVE ON THE COMPANY'S BOARD OF DIRECTORS.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth the names and ages of the Company's directors and executive officers.

         NAME              AGE                             POSITION
-----------------------  --------   -------------------------------------------------------

William F. Cellini (a)      65      Chairman of the Board of Directors

George L. Bristol           59      Director

Jimmy F. Gallagher          71      Director

William J. McEnery (a)      57      Director

F. Lance Callis (b)         64      Director

John B. Pratt, Sr. (b)      77      Director

Edward F. Brennan (b)       59      Director

James B. Perry              50      President and Chief Executive Officer

Donald J. Malloy            38      Vice President, Secretary and General Counsel

James A. Gulbrandsen        59      Vice President--Operations

Dale R. Black               36      Vice President and Chief Financial Officer

Virginia M. McDowell        42      Vice President--Sales and Marketing

G. Dan Marshall             55      Vice President, Treasurer and Director of Investor
                                    Relations

Roger L. Archibald          42      Vice President--Planning and Development

R. Ronald Burgess           56      Vice President--Human Resources

------------------------

(a) Messrs. Cellini and McEnery comprise a class of directors whose term expires in 2002.

(b) Messrs. Callis, Pratt and Brennan comprise a class of directors whose term expires in 2001.

    WILLIAM F. CELLINI has been Chairman of the Company's Board of Directors since February 1993. Mr. Cellini has served as Chief Executive Officer of New Frontier Group, a real estate development, management and construction concern with offices in Chicago and Springfield, Illinois since 1977. Mr. Cellini is a member of the Nominating Committee of the Board of Directors.

    GEORGE L. BRISTOL has been President of GLB, Inc., a consulting firm since 1977. He has been a member of the Board of Directors of the Company since January 1995 and is a member of its Audit Committee. Mr. Bristol was the Acting Chief Executive Officer of the Company from January 13, 1997 to April 20, 1997.

    JIMMY F. GALLAGHER has been a director of the Company since February 1993 and is currently a member of its Nominating Committee and Audit Committee.
Mr. Gallagher retired from the gaming industry in March 1991. From March 1990 to March 1991, he was Supervisor of Casino Games for the Park Hotel and Casino in Las Vegas, Nevada.

    WILLIAM J. MCENERY has owned and operated Gas City, Ltd., an operator of gasoline stations and convenience stores in Illinois, Arizona and Florida headquartered in Frankfort, Illinois since 1965. Since 1982, Mr. McEnery has owned and operated A.D. Connor, Inc., a petroleum products hauling concern located in Frankfort, Illinois. Since 1975, Mr. McEnery has owned and operated Bell Valley Farms, Inc., an owner and operator of harness racing training facilities located in Lockport, Illinois. Since 1992 and from the date of their respective formation, Mr. McEnery has been a Director and investor in each of Empress Entertainment, Inc., Empress Joliet, Empress Hammond and Empress Financial. Mr. McEnery has been a member of the Company's Board of Directors since February 1993 and is a member of its Compensation Committee.

    F. LANCE CALLIS has been a partner with the law firm of Callis, Papa, Jackstadt & Halloran P.C. (formerly Pratt & Callis, P.C.), with offices in St. Louis, Missouri and Granite City, Illinois, since 1986. Mr. Callis has been a member of the Board of Directors of the Company since February 1993 and is a member of its Compensation Committee and Nominating Committee.

    JOHN B. PRATT, SR. has practiced law in White Hall, Illinois as a sole practitioner since 1986. He has been a member of the Board of Directors of the Company since February 1993 and is a member of its Compensation Committee, Nominating Committee and Audit Committee.

    EDWARD F. BRENNAN has been a partner with the law firm of Brennan, Jones & Brennan P.C. (formerly Brennan, Cates & Constance) in Belleville, Illinois since 1987. He has been a member of the Board of Directors of the Company since January 1995, and also serves on the Audit Committee and Compensation Committee of the Board of Directors.

    JAMES B. PERRY has been President and Chief Executive Officer of the Company since April 21, 1997. From August 1996 to April 1997, Mr. Perry was President of the Hospitality Group of Keating Building Group. From 1976 to August 1996,
Mr. Perry was employed by Aztar Corporation in numerous positions, including President and General Manager of TropWorld Casino and Entertainment Resort in Atlantic City, New Jersey.

    DONALD J. MALLOY has been Vice President and General Counsel since April 1999. From January 1996 to April 1999 Mr. Malloy served as Vice President and Corporate Counsel. On January 8, 1999 Mr. Malloy assumed the additional role of Secretary. From June 1990 to December 1995 Mr. Malloy was an attorney with Winston & Strawn in Chicago Illinois.

    JAMES A. GULBRANDSEN has been Vice President--Operations since June 1, 1997. From late 1996 to May 1997 Mr. Gulbrandsen was retired. From 1992 to 1996
Mr. Gulbrandsen was an owner/operator of the Womack Casino in Cripple Creek, Colorado.

    DALE R. BLACK has been the Vice President and Chief Financial Officer since April 1998. From April 1993 to March 1998 Mr. Black served as Corporate Controller. Prior to joining the Company Mr. Black held various financial management positions throughout his career in both industry and with a "Big Six" public accounting firm.

    VIRGINIA M. MCDOWELL has been Vice President--Sales and Marketing since June 1, 1997. From September 1996 to May 1997, Ms. McDowell was General Manager of the Northeast Office of Casino Data Systems, Inc. From 1984 to August 1996 Ms. McDowell held numerous positions with Aztar Corporation including Vice President of Business Development of TropWorld Casino and Entertainment Resort in Atlantic City, New Jersey.

    G. DAN MARSHALL has served as Vice President, Treasurer and Director of Investor Relations since April 1993. Before coming to the Company, Mr. Marshall spent over 28 years on Wall Street and held numerous executive positions with such firms as Reich & Tang, First Options of Chicago and A.G. Becker.

    ROGER L. ARCHIBALD has been Vice President, Planning and Development at Argosy since January 31, 1995. Prior to joining the Company, Mr. Archibald spent 15 years at Arthur Andersen & Co.; he started in the audit division and spent the last 3 years as the Director of Operational Consulting group.

    R. RONALD BURGESS has been Vice President, Human Resources since June 1999. From July 1986 to June of 1999, Mr. Burgess served in several human resources leadership roles with Harrah's Entertainment and the predecesor organization Promus Companies and Holiday Corporation in Memphis.

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company receive a fee of $25,000 per annum plus $1,000 per board meeting and $900 per committee meeting. An additional annual fee of $2,500 is paid to each committee chairman. Directors who are employees of the Company do not receive additional compensation for service as a director. In addition, pursuant to the 1993 Directors Stock Option Plan ("Directors Option Plan") each non-employee director is granted as of the date of their election a non-qualified stock option for 3,000 shares of Common Stock exercisable 1,000 as of date of grant and 1,000 on the first and second anniversaries of the date of grant. The option price for directors is the market price of the Common Stock as of the date of grant. Since the inception of the Directors Option Plan, options representing 27,000 shares of Common Stock have been issued under the Directors Option Plan, of which none are currently outstanding, none are exercisable and 21,000 have expired unexercised and 6,000 have been forfeited as a result of director resignations.

               MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors has established permanent audit, compensation and nominating committees. The membership of each of these committees is determined from time to time by the Board of Directors and, to date, only outside directors have served on these committees. The Audit Committee, which held four meetings during 1999, consists of Messrs. Brennan, Pratt, Gallagher and Bristol. The Compensation Committee, which held five meetings in 1999, consists of Messrs. Callis, McEnery, Brennan and Pratt. The Nominating Committee, which held one meeting in 1999, consists of Messrs. Callis, Cellini, Pratt, and Gallagher. The Nominating Committee met in January 2000 to propose two nominees whose election to the Company's Board of Directors is a subject of this proxy statement.

    The Audit Committee, subject to the requirements of the applicable state gaming laws and regulatory authorities, appoints a firm of independent certified public accountants to audit the books and accounts of the Company. In addition, the Committee reviews and approves the scope and cost of all services (including non-audit services) provided by the firm selected to conduct the audit. The Committee also monitors the effectiveness of the audit effort and financial reporting, and inquires into the adequacy of financial and operating controls.

    The Compensation Committee reviews and approves salaries and other matters relating to compensation of the senior officers of the Company, including the administration of the Stock Option Plan. The Compensation Committee also formulates the Company's compensation policies and recommends compensation programs to the Board of Directors.

    The Company's Board of Directors met 11 times during fiscal 1998. No member of the Board of Directors participated in fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which such director served.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth annual and long-term compensation for the Company's Chief Executive Officer and four other most highly compensated officers during 1999 (collectively, the "named executive officers"), as well as certain other compensation information for the named executive officers during the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG TERM
                                                   ANNUAL COMPENSATION                    COMPENSATION (A)
                                        ------------------------------------------   --------------------------
                                                                                      RESTRICTED       STOCK
                                                                    OTHER ANNUAL     STOCK AWARDS     OPTIONS       ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR      SALARY         BONUS     COMPENSATION (B)        $             (#)       COMPENSATION
---------------------------  --------   --------      ---------   ----------------   ------------   -----------   -------------
James B. Perry ............    1999     $466,162      $263,387        --                  --         200,000       $ 80,908(c)
  President and Chief          1998      400,010         --           --                  --          74,000         21,950(c)
  Executive Officer            1997      276,475         --           --              362,500(d)     226,000         19,512(c)
Arnold L. Block ...........    1999      195,673        550,043       --                  --           5,000         22,679(e)
  General Manager--Argosy      1998      184,999        197,255       --                  --            --            2,000(e)
  Casino & Hotel in            1997      184,999         75,000       --                  --            --           18,419(e)
  Lawrenceburg
G. Dan Marshall ...........    1999      167,788        474,424       --                  --            --           49,245(f)
  Vice President and           1998      150,000         17,337       --                  --            --           45,700(f)
  Treasurer                    1997      134,961         --           --                  --            --            5,442(f)
  Investor Relations
Dale R. Black .............    1999      167,788        474,424       --                  --            --           12,739(g)
  Vice President and Chief     1998      137,885         16,791       --                  --            --           10,450(g)
  Financial Officer            1997       97,308         --           --                  --            --            3,632(g)
Roger L. Archibald ........    1999      160,673        454,282       --                  --            --           11,800(h)
  Vice President--Planning     1998      150,000         17,337       --                  --            --           10,263(h)
  and Development              1997      141,154         --           --                  --            --            8,627(h)

------------------------------

(a) The Company does not have long-term incentive plans and has not granted stock appreciation rights.

(b) For each person named, "Other Annual Compensation" is below the level where disclosure would be required.

(c) 1999--Other compensation includes a car allowance of $9,600, dues of $17,850, house sale commission of $35,377, matching contributions to the Company's 401(k) Plan of $2,000, and YTD reimbursement for medical expenses.

    1998--Other compensation includes a $19,950 reimbursement related to moving and matching contributions to the Company's 401(k) Plan of $2,000.

    1997--Other compensation includes a $15,574 reimbursement related to moving and matching contributions to the Company's 401(k) Plan of $3,938.

(d) Represents 100,000 shares of restricted Common Stock issued pursuant to an Employment Agreement dated April 21, 1997 and governed by the terms of a restricted Stock Award Certificate and Deposit Agreement.

(e) 1999--Other compensation includes a car allowance $3,600, reimbursement of taxable moving expenses of $3,114, stock options exercises $13,985 and matching contributions to the Company's 401(k) Plan of $2,000.

    1998--Other compensation includes matching contributions to the Company's 401(k) Plan of $2,000.

    1997--Other compensation includes matching contributions to the Company's 401(k) Plan of $4,750 and $13,669 in temporary living expenses.

(f) 1999--Other compensation includes a housing allowance of $30,000, a car allowance of $6,000, matching contributions to the Company's 401(k) Plan of $2,000 and YTD reimbursement for medical expenses.

    1998--Other compensation includes car allowance of $6,000, medical reimbursement of $1,354, housing allowance of $36,346 and matching contributions to the Company's 401(k) Plan of $2,000.

    1997--Other compensation includes a car allowance of $692 and matching contributions to the Company's 401(k) plan of $4,750.

(g) 1999--Other compensation includes a car allowance of $6,000, matching contributions to the Company's 401(k) plan of $2,000 and YTD reimbursement for medical expenses.

    1998--Other compensation includes a car allowance of $6,000 medical reimbursement of $2,450 and matching contributions to the Company's 401(k) plan of $2,000.

    1997--Other compensation includes a car allowance of $692 and matching contributions to the Company's 401(k) plan of $2,940.

(h) 1999--Other compensation includes a car allowance of $6,000, matching contributions to the Company's 401(k) plan of $2,000 and YTD reimbursement for medical expenses.

    1998--Other compensation includes a car allowance of $6,000, medical reimbursement of $2,263 and matching contributions to the Company's 401(k) plan of $2,000.

    1997--Other compensation includes a car allowance of $3,877 and matching contributions to the Company's 401(k) plan of $4,750.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information concerning options granted by the Company during the year ending December 31, 1999 to the named executive officers.

                                               INDIVIDUAL % OF
                                NUMBER OF       TOTAL OPTIONS
                               SECURITIES        GRANTED TO          GRANTS
                               UNDERLYING       EMPLOYEES IN     EXERCISE PRICE   EXPIRATION      GRANT DATE
NAME                         OPTIONS GRANTED     FISCAL YEAR       ($/SHARE)         DATE      PRESENT VALUE (A)
----                         ---------------   ---------------   --------------   ----------   -----------------
James B. Perry.............      200,000            73%             $7.0625        4/22/09         $608,000
Arnold L. Block............        5,000             2%             $7.0625        4/22/09         $ 15,200

------------------------

(a) The dollar amounts of grant date present value set forth in this column were valued using the Black-Scholes model for valuing stock options, as provided by the Securities and Exchange Commissions Executive Compensation disclosure rules. Significant assumptions used to prepare this valuation include: stock price volatility of .565 (calculated using historical stock price volatility calculated using 24 consecutive monthly closing stock prices beginning January 1998), a risk-free rate of 6%, a dividend yield of 0% and expected life of three years. No assurances can be made that the amounts reflected will be achieved.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table sets forth information concerning options exercised during 1999 and presents the value of unexercised options held by the named executive officers at fiscal year end.

                                    SHARES                 NUMBER OF UNEXERCISED    VALUE OF UNEXERCISED IN-
                                   ACQUIRED      VALUE     OPTIONS AT FISCAL YEAR     THE-MONEY OPTIONS AT
                                  ON EXERCISE   REALIZED    END (#) EXERCISABLE/       FISCAL YEAR END (B)
NAME                                (#)(A)        ($)          UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
----                              -----------   --------   ----------------------   -------------------------
James B. Perry..................     --           --         200,000/300,000          $684,599/1,753,401
Arnold L. Block.................   10,156        43,163        2,500/5,000              10,625/35,300
G. Dan Marshall.................     --           --           42,307/7,693             175,496/24,079
Dale R. Black...................     --           --          33,649/16,351             135,323/54,122
Roger L. Archibald..............     --           --          22,587/27,413             84,303/93,123

------------------------

(a) Options totaling 10,156 were exercised by the named executive officers during 1999.

(b) The last reported sale price of the Common Stock on the New York Stock Exchange on December 31, 1999 was $15.5625.

EMPLOYMENT AND OTHER AGREEMENTS

    Mr. James B. Perry entered into a new four year employment agreement on April 22, 1999 pursuant to which Mr. Perry agreed to serve as President and Chief Executive Officer of the Company. This new agreement replaced an agreement which was set to expire in April 2000. Under the terms of the agreement, Mr. Perry is to be paid $500,000 annually for the first two years and $600,000 annually for the last two years. In addition, Mr. Perry received a signing bonus of $263,387, reimbursement for club dues, not to exceed $75,000, and an additional 200,000 options under the Company's 1993 Employee Stock Option Plan. The entire 100,000 restricted share block of Common Stock previously granted to Mr. Perry pursuant to his original employment agreement will be released from escrow on April 21, 2000 provided Mr. Perry is still employed by the Company. In the event of a change in control of the Company, Mr. Perry receives a payment equal to one times his annual salary. The non-competition provision of the agreement restricts Mr. Perry from engaging in competition in any jurisdictions where the Company maintains gaming facilities (including managed properties) for a period of 12 months following resignation or termination.

    Mr. Arnold L. Block entered into an employment agreement dated as of September 1, 1997, pursuant to which Mr. Block agreed to serve as general manager of the Company's facility in Lawrenceburg, Indiana. Under the terms of the agreement, Mr. Block is to be paid $195,000 annually. In addition, Mr. Block is a participant in the Company's Management Incentive Bonus Plan for Divisions and receives reimbursement for living expenses. In the event of a change in control of the Company in which Mr. Block is not retained or is offered a lesser position or elects to leave following the change of control, Mr. Block receives a payment equal to three times his annual salary. The non-competition provision of the Agreement restricts Mr. Block from engaging in competition in any jurisdiction where the Company maintains gaming facilities (including managed properties) for a period of 12 months following termination.

    Mr. G. Dan Marshall entered into an agreement dated as of December 14, 1999 pursuant to which Mr. Marshall agreed to serve as Vice President--Investor Relations and Treasurer. Under the terms of the agreement, Mr. Marshall is to be paid $175,000 annually. In addition, Mr. Marshall is a participant in the Company's Corporate Incentive Bonus Plan and receives reimbursement for living expenses. In the event of a change of control of the Company in which Mr. Marshall is not retained or is offered a lesser position or elects to leave following the change of control, Mr. Marshall receives a payment equal to three times his annual salary. The non-competition provision of the agreement restricts Mr. Marshall from engaging in competition in any jurisdiction where the Company maintains gaming facilities (including managed properties) for a period of 12 months following termination.

    Mr. Dale R. Black entered into an agreement dated as of December 14, 1999, pursuant to which Mr. Black agreed to serve as Vice President and Chief Financial Officer. Under the terms of the agreement, Mr. Black is to be paid $175,000 annually. In addition, Mr. Black is a participant in the Company's Corporate Incentive Bonus Plan. In the event of a change of control of the Company in which Mr. Black is not retained or is offered a lesser position or elects to leave following the change of control, Mr. Black receives a payment equal to three times his annual salary. The non-competition provision of the Agreement restricts Mr. Black from engaging in competition in any jurisdiction where the Company maintains gaming facilities (including managed properties) for a period of 12 months following termination.

    Mr. James A. Gulbrandsen entered into a three year employment agreement on May 21, 1997 pursuant to which Mr. Gulbrandsen agreed to serve as Vice President of Operations of the Company. Under the terms of the agreement, Mr. Gulbrandsen is to be paid $250,000 annually. In addition, Mr. Gulbrandsen received 105,000 stock options. Further, Mr. Gulbrandsen was issued 40,000 shares of restricted Common Stock of the Company to be held in escrow with 40% of such shares released from escrow after 18 months, provided Mr. Gulbrandsen was still employed by the Company and the remainder released from escrow at the end of the three year employment agreement term, provided Mr. Gulbrandsen is still employed by the Company. In the event of a change in control of the Company, Mr. Gulbrandsen receives a payment equal to one times his annual salary. The non-competition provision of the agreement restricts Mr. Gulbrandsen from engaging in competition in any jurisdiction where the Company maintains gaming facilities (including managed properties) for a period of 12 months following resignation or termination.

    Ms. Virginia M. McDowell entered into a three year employment agreement on May 21, 1997 pursuant to which Ms. McDowell agreed to serve as Vice President of Sales and Marketing of the Company. Under the terms of the agreement, Ms. McDowell is to be paid $200,000 annually. In addition, Ms. McDowell received 75,000 stock options. Further, Ms. McDowell was issued 25,000 shares of restricted Common Stock of the Company to be held in escrow with 40% of such shares released from escrow after 18 months, provided Ms. McDowell was still employed by the Company and the remainder released from escrow at the end of the three year employment agreement term, provided Ms. McDowell is still employed by the Company. In the event of a change in control of the Company, Ms. McDowell receives a payment equal to one times her annual salary. The non-competition provision of the agreement restricts Ms. McDowell from engaging in competition in any jurisdiction where the Company maintains gaming facilities (including managed properties) for a period of 12 months following resignation or termination.

    Mr. Roger L. Archibald entered into an agreement dated as of December 14, 1999 pursuant to which Mr. Archibald agreed to serve as Vice President --Planning & Development. Under the terms of the agreement, Mr. Archibald is to be paid $165,000 annually. In addition, Mr. Archibald is a participant in the Company's Corporate Incentive Bonus Plan. In the event of a change of control of the Company in which Mr. Archibald is not retained or is offered a lesser position or elects to leave following the change of control, Mr. Archibald receives a payment equal to three times his annual salary. The non-competition provision of the agreement restricts Mr. Archibald from engaging in competition in any jurisdiction where the Company maintains gaming facilities (including managed properties) for a period of 12 months following termination.

    Mr. R. Ronald Burgess entered into an agreement dated as of December 14, 1999 pursuant to which Mr. Burgess agreed to serve as Vice President--Human Resources. Under the terms of the agreement, Mr. Burgess is to be paid $160,000 annually. In addition, Mr. Burgess is a participant in the Company's Corporate Incentive Bonus Plan. In the event of a change of control of the Company in which Mr. Burgess is not retained or is offered a lesser position or elects to leave following the change of control, Mr. Burgess receives a payment equal to three times his annual salary. The non-competition provision of the Agreement restricts Mr. Burgess from engaging in competition in any jurisdiction where the Company maintains gaming facilities (including managed properties) for a period of 12 months following termination.

    Mr. Donald J. Malloy entered into an agreement dated as of December 14, 1999 pursuant to which Mr. Malloy agreed to serve as Vice President, Secretary and General Counsel. Under the terms of the agreement, Mr. Malloy is to be paid $175,000 annually. In addition, Mr. Malloy is a participant in the Company's Corporate Incentive Bonus Plan. In the event of a change of control of the Company in which Mr. Malloy is not retained or is offered a lesser position or elects to leave following the change of control, Mr. Malloy receives a payment equal to three times his annual salary. The non-competition provision of the Agreement restricts Mr. Malloy from engaging in competition in any jurisdiction where the Company maintains gaming facilities (including managed properties) for a period of 12 months following termination.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    No member of the Compensation Committee of the Company was, during the year ended December 31, 1999, an officer, former officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, (ii) the Board of Directors of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, or (iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of the Company's Board of Directors, during the year ended December 31, 1999.

                        REPORT OF COMPENSATION COMMITTEE

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE THIS PROXY STATEMENT OR FUTURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

INTRODUCTION

    The Compensation Committee of the Board of Directors is responsible for recommending executive compensation programs to the Board of Directors and for making all compensation decisions with respect to the senior managers of the Company. As of the end of 1999, the Compensation Committee was comprised of the following directors: F. Lance Callis, William J. McEnery, Edward F. Brennan and John B. Pratt, Sr.

EXECUTIVE COMPENSATION POLICY

    The Compensation Committee endeavors to ensure that the compensation program for the senior management team of the Company is effective in attracting and retaining key executives responsible for the success of the Company and is tailored to promote and align the long-term interests of the Company and its shareholders. To that end, the Company's executive compensation program is principally comprised of three elements, base salary, bonus and long-term incentive compensation in the form of restricted stock grants and non-qualified stock options.

    The Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the Company's officers. In particular, the Compensation Committee considers several financial performance measures, including stock price appreciation and asset, revenue and earnings per share growth. The Committee also considers achievements that, while difficult to quantify, are important to the Company's long-term success. The Compensation Committee also seeks to create a mutuality of interest between the senior management team and the Company's stockholders by making restricted stock grants to attract key executives, and by increasing the officer's ownership of Common Stock through the Stock Option Plan and by tying the senior managers bonus to stock price appreciation.

    In November 1997, the Compensation Committee adopted a comprehensive revised executive compensation program designed to attract and retain qualified management employees and incentivize the Company's executive officers. At the time of the adoption of this plan, the Company's business strategy had evolved from a development company to primarily an operating company. The base salaries of certain of the named executive officers and other senior executives for the Company's last completed fiscal year were initially set pursuant to employment agreements entered into and arrangements agreed to in 1997. Following a review of performance and completion of a compensation survey in April 1999, adjustments in base salary were made for the named executive officers and other senior executives. The Compensation

Committee also made stock option grants to certain of the executive officers in April 1998 and April 1999 to recognize the efforts that were required of such officers in implementing the Company's new business strategy. In April 1997, the Compensation Committee revised its prior executive compensation program by adding the granting of restricted stock in order to attract key senior managers. In September 1999 the Compensation Committee adopted a Management Deferred Compensation Plan for executive officers of the Company and the divisional general managers. The plan permits the eligible employees to defer up to twenty-five percent of base salary and fifty percent of bonus to any quarter in the future, to the quarter in which the employee is terminated or upon a change in control. The payout of the deferred compensation can be on a lump sum basis or in 5 or 10 year installments.

BASE SALARY

    Salary levels for the Company's senior management team are significantly influenced by the need to attract and retain management employees with experience and expertise. In each case, consideration is given both to personal factors, such as the individual's experience, and the responsibility associated with his or her position and work performance, and to external factors, such as salaries paid to similarly situated officers by comparable companies in the gaming industry. With regard to the latter, the Compensation Committee recognizes that the Company competes with numerous other companies for a limited pool of experienced and skilled personnel. Therefore, it is critical that the Company provide base salaries, incentive compensation and benefits that are competitive in the casino industry. With respect to the personal factors, the Compensation Committee makes salary decisions in a structured annual review with input from the Chief Executive Officer. This annual review considers the decision-making responsibilities of each position as well as the experience and work performance of each executive. The Committee views work performance as the single most important measurement factor. The Committee has periodically enlisted the assistance of outside compensation consultants to assist in its annual review.

ANNUAL BONUS

    The Compensation Committee established in November 1997, with an effective date of January 1, 1998 a performance bonus plan, whereby certain of the Company's senior officers and managers are rewarded based upon the Company's stock performance. The incentive bonus is based entirely upon the increases in the Company's stock price for each quarter versus the prior quarter and is paid out over the next succeeding four quarters. The eligible senior managers receive a percentage of their quarterly base salary based upon the amount of the increase of the stock price for the quarter versus the prior quarter. Decreases in the stock price in a quarter versus the prior quarter result in reductions of the unpaid amounts from previous quarters. During 1999 the Company paid an aggregate bonus of $1,561,328 to the senior officers and managers of the Company under the plan.

    The Company's general managers and their direct reports are participants in a similar incentive base plan which is based on quarterly increases in earning before interest, taxes, depreciation and amortization ("EBITDA") versus the prior years quarter.

STOCK OPTIONS

    The Compensation Committee believes that the Company's financial performance should be an important factor in the total compensation of the Company's senior managers. Accordingly, the grant of non-qualified stock options is a major component of overall executive compensation for the Company. The Compensation Committee believes that the granting of stock options encourages the Company's officers to pursue long-term goals and objectives that promote shareholder value. In addition, in light of the entrepreneurial opportunities available to individual executives in the dockside and riverboat casino industry, the Company believes that providing an equity stake in the Company is vital in attracting and retaining key executives.

    The total of targeted or projected values of individual stock option grants at the date of grant is set by the Compensation Committee considering market practices for similar positions in similar industries and similar business situations. In light of the efforts of senior managers in implementing the new business strategy, other than with respect to the grant of stock options and restricted stock attributable to the hiring of new senior managers and executive officers, the Compensation Committee awarded stock options equal to 275,000 shares of Common Stock in 1999.

RESTRICTED STOCK

    The Compensation Committee believes that the Company's financial performance should be an important factor in the total compensation of the Company's senior officers and that the Company's senior officers should have a portion of their total compensation paid in stock, to give the senior officers a long-term stake in the business and to align the senior officers' interests with those of the Company's stockholders. These grants, which have been made to attract qualified senior officers, align the senior managers' interests with the stockholder's interests as the size of the senior officers' reward is dependent on the Company's stock performance. Restricted Stock awards are particularly useful in attracting outside executive officer candidates and have been granted with a vesting schedule of 40% after 18 months, provided the senior officer is still employed by the Company and the remainder after three years, provided the senior officer is still employed by the Company. No restricted stock awards were made in 1999.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Based upon the assessment of the criteria outlined above, the Compensation Committee also established the compensation levels of the Company's Chief Executive Officer, James B. Perry, and entered into new employment agreement in April 1999. Under the terms of such agreement, Mr. Perry, who also serves as President of the Company, was granted an annual base salary of $500,000 annually for the first two years and $600,000 annually for the last two years. In addition, Mr. Perry was given a signing bonus of $263,387, reimbursement for club dues, not to exceed $75,000, and an additional 200,000 options under the Company's incentive stock option program.

DEDUCTIBILITY OF COMPENSATION

    For taxable years beginning January 1, 1994, Section 162(m) of the Internal Revenue Code of 1986 generally limits to $1,000,000 per person the Company's federal income tax deduction for compensation paid in any year to its Chief Executive Officer and each of its four other highest paid executive officers to the extent such compensation is not "performance based" within the meaning of
Section 162(m). The Compensation Committee believes that options granted under the Stock Option Plan meet the requirements for performance based deductible compensation. Under certain circumstances, compensation paid to an executive officer of the Company could exceed the qualifying compensation limit for deductibility under Section 162(m). The Compensation Committee will consider ways to preserve the deductibility of compensation payments and benefits in light of the limitation on deductibility under Section 162(m), while retaining the discretion necessary to ensure executive officers are compensated in a manner consistent with its compensation objectives.

    This report is submitted by F. Lance Callis, William J. McEnery, Edward F. Brennan and John B. Pratt, Sr., being all of the members of the Compensation Committee.

                                          F. LANCE CALLIS
                                          WILLIAM J. MCENERY
                                          EDWARD F. BRENNAN
                                          JOHN B. PRATT, SR.

                               PERFORMANCE GRAPH

    The following graph sets forth the cumulative total stockholder return from December 31, 1994 through December 31, 1999 of the Company, the Nasdaq Broad Market and the Nasdaq Amusement and Recreation Services Index (the "Peer Group Index") which the Company considers to be its peer industry group. The graph assumes an investment of $100 on December 31, 1994 in each of the Common Stock, the stocks comprising the Nasdaq Broad Market, and the stocks comprising the Peer Group Index.

         COMPARISON OF FIVE-YEAR TOTAL CUMULATIVE RETURN* AMONG ARGOSY
  GAMING CO., NASDAQ STOCK MARKET INDEX (U.S. COMPANIES), AND A PEER GROUP OF
   NASDAQ STOCKS (SIC 7900-7999 -- AMUSEMENT AND RECREATION SERVICES -- U.S.
                                   COMPANIES)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DOLLARS   NASDAQ STOCK MARKET (U.S. COMPANIES)  NASDAQ STOCKS (SIC 7900-7999 U.S. COMPANIES)  ARGOSY GAMING COMPANY
12/31/94                               $100.00                                       $100.00                $100.00
12/31/95                               $141.30                                        $79.30                 $64.20
12/31/96                               $173.90                                        $75.70                 $38.90
12/31/97                               $213.10                                        $90.60                 $28.90
12/31/98                               $300.20                                        $92.60                 $22.60
12/31/99                               $545.70                                       $119.00                $131.10

------------------------

* Assumes $100 investment in the common stock of Argosy Gaming Co., Nasdaq Stock Market Index (U.S. Companies), and Peer Group Nasdaq Stocks (SIC 7900-7999 U.S. Companies), derived from compounded daily returns with dividend reinvestment on the exdate.

     MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

    The Company's Common Stock trades on the New York Stock Exchange under the symbol AGY. On February 25, 2000, the Common Stock was held by 812 stockholders of record. The following table sets forth the high and low sales prices per share of Common Stock, as reported by the New York Stock Exchange, for the periods indicated. These quotations and sales prices do not include retail mark-ups, mark-downs or commissions.

                                                                   PRICE RANGE OF
                                                                    COMMON STOCK
                                                              -------------------------
YEAR ENDING DECEMBER 31, 1998                                    HIGH          LOW
-----------------------------                                 ----------   ------------
1st Quarter.................................................  $ 4 1/2      $ 3 1/4
2nd Quarter.................................................  $ 4 1/8      $ 2 3/4
3rd Quarter.................................................  $ 3 3/16     $ 2 1/16
4th Quarter.................................................  $ 3          $ 1 7/8

                                                                   PRICE RANGE OF
                                                                    COMMON STOCK
                                                              -------------------------
YEAR ENDING DECEMBER 31, 1999                                    HIGH          LOW
-----------------------------                                 ----------   ------------
1st Quarter.                                                  1/4      6   5/8        2
2nd Quarter.................................................  $ 8 15/16    $ 5 1/4
3rd Quarter.................................................  $15 7/16     $ 8 1/4
4th Quarter.................................................  $17 1/4      $11 1/4

    On March 8, 2000, the reported last sales price for the Common Stock was $11.50.

    Since the Company's initial public offering in February 1993, the Company has not declared any cash dividends or distributions on its Common Stock. Although the Company currently intends to retain its earnings to finance future growth and therefore has no present intention of paying dividends, this policy will be reviewed quarterly by the Company's Board of Directors in light of, among other things, its results of operations, capital requirements, any restrictions imposed by applicable gaming regulations and restrictions imposed by the Company's indentures and loan documents. At present the Company's Credit Agreement dated June 8, 1999 requires the consent of the lenders in order to declare a dividend.

                              CERTAIN TRANSACTIONS

    The Company believes that the disclosed transactions were made on terms as favorable to the Company as those available in arms length transactions in the marketplace.

CONSULTING AGREEMENT -- J. THOMAS LONG

    In consideration for rendering consulting services to the Company, Mr. Long, the Company's former Chief Executive Officer, received for the period ending December 31, 1997 the amounts otherwise payable to Mr. Long under his employment agreement and for the period commencing January 1, 1998 and ending December 31, 1999 Mr. Long received a consulting fee of $175,000 per year. In addition Mr. Long's previous employment agreement with the Company provided that the Company pay Mr. Long's insurance premiums for life.

MATTERS CONCERNING H. STEVEN NORTON

    On April 20, 1999, the Company entered into a Settlement Agreement with
H. Steven Norton, the former President of the Company until his resignation in February, 1998. Pursuant to the Settlement Agreement the Company has agreed to pay Mr. Norton $1.825 million and Mr. Norton (i) dismissed with prejudice the lawsuit entitled H. STEVEN NORTON V. JOHN T. CONNORS, ET. AL., a cause of action in which

Mr. Norton sought $50 million in damages from Mr. Connors and in which Mr. Connors advised the Company he intended to cross-claim against the Company for any damages recoverable by Norton, (ii) released any claims arising from his prior employment with the Company, and (iii) released any claims against the Company relating to his claim that the Company owed him any compensation for his bringing the Lawrenceburg casino opportunity to the Company.

INDEMNIFICATION AGREEMENTS

    The Company has entered into an indemnification agreement with each of its directors and executive officers to provide them with the maximum indemnification allowed under the Company's Certificate of Incorporation, By-Laws and applicable law.

                             STOCKHOLDER PROPOSALS

    Stockholder's proposals intended to be presented at the 2001 Annual Meeting of Stockholders of the Company must be received in writing by the Company no later than November 15, 2000 and no earlier than October 16 , 2000 for inclusion in the Company's proxy statement and proxy card relating to the 2001 Annual Meeting.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Company has been advised that a representative of Ernst & Young, L.L.P. its independent auditors, will be present at the Annual Meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if he or she so desires.

                                 OTHER MATTERS

    If any other matters properly come before the Annual Meeting, it is the intention of the person named in the enclosed form of proxy to vote the shares they represent in accordance with the judgments of the persons voting the proxies.

    The Annual Report of the Company for the year ending December 31, 1999, was mailed to stockholders together with this Proxy Statement.

    UPON WRITTEN REQUEST BY ANY STOCKHOLDER ENTITLED TO VOTE AT THE 2000 ANNUAL MEETING, THE COMPANY WILL FURNISH THAT PERSON WITHOUT CHARGE A COPY OF THE FORM 10-K ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1999 THAT IS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES. IF THE PERSON REQUESTING THE REPORT WAS NOT A STOCKHOLDER OF RECORD ON FEBRUARY 25, 2000, THE REQUEST MUST CONTAIN A GOOD FAITH REPRESENTATION THAT THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF COMPANY'S COMMON STOCK AT THE CLOSE OF BUSINESS ON THAT DATE. REQUESTS SHOULD BE ADDRESSED TO DONALD J. MALLOY, ARGOSY GAMING COMPANY, 219 PIASA STREET, ALTON, ILLINOIS 62002.

                                          By Order of the Board of Directors

                                          [LOGO]

                                          DONALD J. MALLOY
                                          SECRETARY

                             ARGOSY GAMING COMPANY

                                2000 PROXY

PLEASE MARK IN OVAL IN THE FOLLOWING MANNER USING DARK PEN ONLY.

1.  Election of Directors
    Nominees: Jimmy F. Gallagher and George L. Bristol

    For All    Withheld All    For All Except
      / /          / /            / /

Nominee(s) written below

----------------------------------------------

A vote FOR Item 1 is recommended by the Board of Directors.

Proposals

2. In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting.

             For    Against     Abstain
             / /      / /         / /

A vote FOR Item 2 is recommended by the Board of Directors.


Mark here if you plan to attend the meeting.  / /

Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend. Please sign exactly as your name appears herein. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc. For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority.

Dated:_______________________, 2000

-----------------------------------
Signature


-----------------------------------
Signature

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATION MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

PROXY                                                                   PROXY

                               ARGOSY GAMING COMPANY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF STOCKHOLDERS, APRIL 18, 2000

The undersigned hereby appoints James B. Perry and Dale R. Black, and each of them, attorneys and proxies, with the power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Corporation to be held on April 18, 2000, and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

     YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE
       REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.